Exhibit 99.1





         PC Connection, Inc. Reports Second Quarter Results;
        Company Achieves Record Quarterly Sales; Earnings Per
                     Share Doubles Year Over Year


    MERRIMACK, N.H.--(BUSINESS WIRE)--July 27, 2006--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended June 30, 2006. Net sales for the three months ended June 30, 2006 increased by $57.4 million, or 16.4%, to $408.1 million from $350.7 million for the three months ended June 30, 2005. Net income for the quarter ended June 30, 2006 was $3.1 million, or $.12 per share, compared to $1.6 million, or $.06 per share for the three months ended June 30, 2005.
    The three-month period ended June 30, 2006 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the quarter ended June 30, 2006 would have been $3.4 million, or $.13 per share. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the six months ended June 30, 2006 increased by $114.0 million, or 16.9%, to $788.6 million from $674.6 million for the six months ended June 30, 2005. The three- and six-month periods ended June 30, 2006 included revenue generated by former sales representatives of Amherst Technologies who joined the Company after our purchase of Amherst assets in October 2005. Net income for the six months ended June 30, 2006 was $4.8 million, or $.19 per share, compared to $2.5 million, or $.10 per share for the six months ended June 30, 2005. The six-month period ended June 30, 2006 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the six months ended June 30, 2006 would have been $5.6 million, or $.22 per share.
    Net sales for the small- and medium-sized business (SMB) segment increased by 3.8% to $215.1 million compared to the second quarter of 2005. Sales to large account customers increased by 63.6% to $128.3 million compared to the second quarter of 2005, due in part to the Amherst transaction referred to above. Sales to government and education customers (the Company's public sector segment) decreased for the quarter by 0.5% to $64.7 million compared to the second quarter of 2005.
    "We are aggressively executing our business strategies, and experiencing positive returns on our investments," said Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc. "The Company achieved record sales of $408 million and our earnings per share doubled year over year. In addition, gross margins improved in all three of our business segments, and total gross profit dollars increased 25.7% year over year."
    Notebooks and PDAs continued to be the Company's largest product category, accounting for 18.0% of net sales in the second quarter of 2006 compared to 18.1% for the corresponding period a year ago. Desktop computers and servers accounted for 13.7% of net sales in the second quarter of 2006 compared to 14.8% of net sales for the corresponding period a year ago. The average sales price for computer systems decreased 3.2% in the second quarter compared to the corresponding period a year ago, and decreased 4.0% compared to the first quarter of 2006. Sales of accessories and other products increased 26.8% year over year due to higher attachment sales of services and companion products. Software and Video, Imaging and Sound product lines each increased 19% or more compared to the second quarter of 2005.
    Gross profit margin, as a percentage of net sales, increased 90 basis points to 12.4% in the second quarter of 2006 from 11.5% in the second quarter of 2005. Gross margin improved in all three segments, due to greater vendor consideration received in the quarter and increased service revenues and software referral fees. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Consolidated annualized productivity increased in the second quarter of 2006 by 5.6% compared to the second quarter of 2005. The total number of sales representatives increased by 57 to 659 as of June 30, 2006 from 602 as of June 30, 2005.
    Total selling, general, and administrative ("SG&A") expenses for the quarter increased year over year by $7.2 million, or 19.1%, over the second quarter of 2005. The year-over-year dollar increase resulted from the additional operating expenses related to the Amherst transaction, increased variable compensation associated with higher gross profit dollars, and increased investments in our services business. The Company expects that its SG&A expenses, as a percentage of net sales, may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Ms. Gallup concluded, "We are pleased with our second quarter performance. Our strong financial results demonstrate that the PC Connection team is working harder and smarter to provide enhanced IT solutions to our customers, improve operating efficiency, and increase shareholder value."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight.
    PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and solutions. It offers more than 130,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its Web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.
    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect's TRAXX(R) system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.
    GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel, and other risks detailed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2006. More specifically, the statements in this release concerning the Company's outlook for 2006 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.


PC Connection, Inc.  -- Second Quarter Earnings -- 07/27/06
----------------------------------------------------------------------
----------------------------------------------------------------------
CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
------------------------------------------ ---------------------------
At or for the Three
 Months Ended June 30,        2006                    2005
------------------------------------------ ---------------------------
(Dollars and shares in
 thousands, except
 operating data,                     % of               % of
 price/earnings ratio,                Net                Net      %
 and per share data)                Sales              Sales   Change
------------------------------------------ ---------------------------

Operating Data:
  Net sales             $ 408,094           $350,710            16.4%
  Diluted earnings per
   share                $    0.12           $   0.06

  Gross profit margin        12.4%              11.5%
  Operating margin            1.4                0.9
  Return on equity (1)        7.2                3.7

  Catalogs distributed  3,645,000          7,196,000           (49.3%)
  Orders entered (2)      359,200            351,300             2.2
  Average order size (2)   $1,322             $1,160            14.0

  Inventory turns (1)          23                 19
  Days sales
   outstanding                 44                 41


Product Mix:
  Notebooks & PDAs      $  73,377    18.0%  $ 63,615    18.1%   15.3%
  Desktops/Servers         55,893    13.7     51,720    14.8     8.1
  Storage Devices          34,170     8.4     28,739     8.2    18.9
  Software                 51,656    12.6     42,557    12.1    21.4
  Net/Com Products         32,946     8.1     27,830     7.9    18.4
  Printers & Printer
   Supplies                40,684    10.0     37,696    10.8     7.9
  Video, Imaging, &
   Sound                   51,403    12.6     43,165    12.3    19.1
  Memory & System
   Enhancements            19,892     4.9     17,480     5.0    13.8
  Accessories/Other        48,073    11.7     37,908    10.8    26.8
                        ---------- ------- ---------- -------
                        $ 408,094   100.0%  $350,710   100.0%   16.4%
                        ========== ======= ========== =======


Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                        $ 125,562    30.8%  $ 95,066    27.1%   32.1%
                        ==========         ==========


Stock Performance
 Indicators:
  Actual shares
   outstanding             25,323             25,224
  Total book value per
   share                $    6.98           $   6.71
  Tangible book value
   per share            $    4.54           $   4.55
  Closing price         $    5.85           $   6.21
  Market capitalization $ 148,140           $156,641
  Trailing
   price/earnings ratio
   (3)                         22                 21

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters


----------------------------------------------------------------------
SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months
 Ended June 30,               2006                    2005
------------------------------------------ ---------------------------
                                    Gross              Gross
(Dollars in thousands)     Net     Margin     Net     Margin
                          Sales      (%)     Sales      (%)
------------------------------------------ ---------------------------

PC Connection Sales
 Corporation (SMB)       $215,108    13.8%  $207,296    12.4%
MoreDirect (Large
 Account)                 128,333    10.7     78,457    10.5
GovConnection (Public
 Sector)                   64,653    11.3     64,957    10.0
                        ---------- ------- ---------- -------
Total                    $408,094    12.4%  $350,710    11.5%
                        ========== ======= ========== =======
----------------------------------------------------------------------



PC Connection, Inc.  -- Second Quarter Earnings -- 07/27/06
----------------------------------------------------------------------
----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended June 30,              2006              2005
----------------------------------------------------------------------
                                                % of             % of
(Amounts in thousands, except per               Net              Net
 share data)                        Amount     Sales   Amount   Sales
----------------------------------------------------- ----------------

Net sales                          $408,094   100.0% $350,710   100.0%
Cost of sales                       357,351    87.6   310,346    88.5
                                    --------  ------  --------  ------
     Gross Profit                    50,743    12.4    40,364    11.5

Selling, general, and
 administrative expenses             44,534    10.9    37,379    10.6
Special charges                         450     0.1         -       -
                                    --------  ------  --------  ------
     Income From Operations           5,759     1.4     2,985     0.9

Interest expense                       (437)   (0.1)     (285)   (0.1)
Other, net                              (15)      -        50       -
Income tax provision                 (2,196)   (0.5)   (1,186)   (0.4)
                                    --------  ------  --------  ------
     Net Income                    $  3,111     0.8% $  1,564     0.4%
                                    ========  ======  ========  ======


Weighted average common shares
 outstanding:
     Basic                           25,283           25,157
                                    ========         ========
     Diluted                         25,396           25,211
                                    ========         ========
Earnings per common share:
     Basic                         $   0.12         $   0.06
                                    ========         ========
     Diluted                       $   0.12         $   0.06
                                    ========         ========
----------------------------------------------------------------------
----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Six Months Ended June 30,                2006             2005
----------------------------------------------------------------------
                                                % of             % of
(Amounts in thousands, except per               Net              Net
 share data)                        Amount     Sales   Amount   Sales
---------------------------------- ------------------ ----------------

Net sales                          $788,572   100.0% $674,561   100.0%
Cost of sales                       691,411    87.7   596,863    88.5
                                    --------  ------  --------  ------
     Gross Profit                    97,161    12.3    77,698    11.5

Selling, general, and
 administrative expenses             86,489    10.9    72,795    10.8
Special charges                       1,341     0.2         -       -
                                    --------  ------  --------  ------
     Income From Operations           9,331     1.2     4,903     0.7

Interest expense                     (1,081)   (0.2)     (557)   (0.1)
Other, net                               (4)      -        25       -
Income tax provision                 (3,429)   (0.4)   (1,859)   (0.2)
                                    --------  ------  --------  ------
     Net Income                    $  4,817     0.6% $  2,512     0.4%
                                    ========  ======  ========  ======


Weighted average common shares
 outstanding:
     Basic                           25,271           25,142
                                    ========         ========
     Diluted                         25,372           25,274
                                    ========         ========
Earnings per common share:
     Basic                         $   0.19         $   0.10
                                    ========         ========
     Diluted                       $   0.19         $   0.10
                                    ========         ========
----------------------------------------------------------------------
----------------------------------------------------------------------
A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
----------------------------------------------------------------------
This information is being provided so as to allow for a comparison of our operating results without special charges.
----------------------------------------------------------------------
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
----------------------------------------------------------------------
(Amounts in thousands)               2006     2005     2006     2005
----------------------------------------------------------------------

GAAP net income                    $  3,111  $1,564  $  4,817  $2,512
Special charges (after tax):
   GSA review                           270       -       270       -
   Management restructuring               -       -       535       -
                                    --------  ------  --------  ------
                                        270       -       805       -
                                    --------  ------  --------  ------

Pro forma net income               $  3,381  $1,564  $  5,622  $2,512
                                    ========  ======  ========  ======
----------------------------------------------------------------------



PC Connection, Inc.  -- Second Quarter Earnings -- 07/27/06
----------------------------------------------------------------------
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                   June 30,    December 31,
------------------------------------------   ------------ ------------
(Amounts in thousands)                          2006          2005
------------------------------------------   ------------ ------------

ASSETS
Current Assets:
Cash and cash equivalents                   $      8,328  $     9,770
Accounts receivable, net                         161,915      162,525
Inventories - merchandise                         67,653       75,374
Deferred income taxes                              3,566        3,769
Income taxes receivable                            1,369        1,742
Prepaid expenses and other current assets          3,794        4,219
                                             ------------  -----------
     Total current assets                        246,625      257,399
Property and equipment, net                       19,290       17,700
Goodwill, net                                     56,867       56,820
Other intangibles, net                             4,898        5,427
Other assets                                         352          359
                                             ------------  -----------
     Total assets                           $    328,032  $   337,705
                                             ============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current maturities of capital lease
   obligations:
    To affiliate                            $        439  $       416
    To third party                                   422          412
Note payable - bank                               17,798       19,975
Accounts payable                                  96,690      114,413
Accrued expenses and other liabilities            25,476       21,290
                                             ------------  -----------
     Total current liabilities                   140,825      156,506
Capital lease obligations, less current
 maturities:
    To affiliate                                   5,074        5,299
    To third party                                   182          396
Deferred income taxes                              5,169        4,105
                                             ------------  -----------
     Total liabilities                           151,250      166,306
                                             ------------  -----------
Stockholders' Equity:
  Common stock                                       257          256
  Additional paid-in capital                      78,449       77,884
  Retained earnings                              100,362       95,545
  Treasury stock at cost                          (2,286)      (2,286)
                                             ------------  -----------
     Total stockholders' equity                  176,782      171,399
                                             ------------  -----------
     Total liabilities and stockholders'
      equity                                $    328,032  $   337,705
                                             ============  ===========

----------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Six months ended June 30, 2006       (Amounts in thousands)
----------------------------------------------------------------------
                                    Common Stock  Additional
                                   --------------   Paid-In   Retained
                                   Shares  Amount   Capital   Earnings
----------------------------------------------------------------------

Balance - December 31, 2005        25,622   $256    $77,884   $95,545

Exercise of stock options,
 including income tax benefits         41      1        243

Issuance of stock under Employee
 Stock Purchase Plan                   22      -        120

Stock compensation expense              -      -        202         -

Net income                              -      -          -     4,817
                                   ------- ------ ---------- ---------

Balance - June 30, 2006            25,685   $257    $78,449  $100,362
                                   ======= ====== ========== =========
----------------------------------------------------------------------

Six months ended June 30, 2006       (Amounts in thousands)
----------------------------------------------------------------------
                                             Treasury Shares
                                             ---------------
                                             Shares  Amount    Total
----------------------------------------------------------------------

Balance - December 31, 2005                   (362) ($2,286) $171,399

Exercise of stock options, including                              244
income tax benefits

Issuance of stock under Employee                                  120
Stock Purchase Plan

Stock compensation expense                       -        -       202

Net income                                       -        -     4,817
                                             ------ -------- ---------

Balance - June 30, 2006                       (362) ($2,286) $176,782
                                             ====== ======== =========
--------------------------------------------------- -------- ---------



PC Connection, Inc.  -- Second Quarter Earnings -- 07/27/06
----------------------------------------------------------------------
----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Six Months Ended June 30,
 (Amounts in thousands)                         2006          2005
----------------------------------------------------------------------

Cash Flows from Operating Activities:

Net income                                  $      4,817  $     2,512
Adjustments to reconcile net income
 to net cash provided by
 operating activities:
   Depreciation and amortization                   3,456        3,586
   Provision for doubtful accounts                 2,452        1,805
   Deferred income taxes                           1,267          334
   Loss on disposal of fixed assets                   63           40
   Stock compensation expense                        202            -

Changes in assets and liabilities:
   Accounts receivable                            (1,842)      (4,796)
   Inventories                                     7,721       16,797
   Prepaid expenses and other current
    assets                                           798       (1,133)
   Other non-current assets                            7         (144)
   Accounts payable                              (17,723)       5,155
   Income tax benefits from exercise of
    stock options                                     17           80
   Accrued expenses and other liabilities          4,186         (732)
                                             ------------  -----------
Net cash provided by operating activities          5,421       23,504
                                             ------------  -----------


Cash Flows from Investing Activities:

Purchases of property and equipment               (4,647)      (2,222)
Proceeds from sale of property and
 equipment                                            20           13
Payment of acquisition earn-out obligation             -       (6,921)
                                             ------------  -----------
Net cash used for investing activities            (4,627)      (9,130)
                                             ------------  -----------


Cash Flows from Financing Activities:

Proceeds from short-term borrowings              244,402      125,205
Repayment of short-term borrowings              (246,579)    (130,015)
Repayment of capital lease obligations              (406)        (407)
Exercise of stock options                            227          348
Issuance of stock under employee stock
 purchase plan                                       120          168
                                             ------------  -----------
Net cash used for financing activities            (2,236)      (4,701)
                                             ------------  -----------
Decrease in cash and cash equivalents             (1,442)       9,673
Cash and cash equivalents, beginning of
 period                                            9,770        6,829
                                             ------------  -----------
Cash and cash equivalents, end of period    $      8,328  $    16,502
                                             ============  ===========
----------------------------------------------------------------------

pccc-g

    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2322
             VP of Finance & Corporate Controller